UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 24, 2009

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 24, 2009, Macy’s, Inc. (“Macy’s”) issued a press release announcing Macy’s financial condition and results of operations for the 13 and 52 weeks ended January 31, 2009.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release referred to above contains certain non-GAAP financial measures of diluted earnings per share, diluted earnings per share from continuing operations, operating income and operating income as a percent of sales, and cash flow from continuing operating activities net of cash used in continuing investing activities, excluding certain items.  The excluded items include division consolidation and store closing related costs, asset impairment charges, May Company merger integration costs, a federal income tax examination settlement, proceeds from the disposition of After Hours Formalwear, and proceeds from the disposition of property and equipment.  Management believes that diluted earnings per share, diluted earnings per share from continuing operations, operating income and operating income as a percent of sales, and cash flow from continuing operating activities net of cash used in continuing investing activities, excluding certain items, are useful measures in evaluating Macy’s ability to generate earnings from continuing operations and that providing such measures will allow investors to more readily compare the earnings referred to in the press release to the earnings provided by Macy’s in past and future periods.  Management believes that excluding division consolidation and store closing related costs, asset impairment charges, May Company merger integration costs, a federal income tax examination settlement, proceeds from the disposition of After Hours Formalwear, and proceeds from the disposition of property and equipment from these calculations is particularly useful where the amounts of such items are not consistent in the periods presented.  However, the reader is cautioned that any non-GAAP financial measures provided by Macy’s are provided in addition to, and not as an alternative for, Macy’s reported results prepared in accordance with GAAP.  Certain items that may have a significant impact on Macy’s financial position, results of operations and cash flows must be considered when assessing Macy’s actual financial condition and performance regardless of whether these items are included in these non-GAAP financial measures.  Additionally, the methods used by Macy’s to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures.  As a result, any non-GAAP financial measures provided by Macy’s may not be comparable to similar measures provided by other companies.

Item 2.06.	Material Impairments.

As of January 31, 2009, the Company had $9,125 million of goodwill, which predominately relates to the acquisition of The May Department Stores Company (“May”) on August 30, 2005.  As a result of the deterioration in the general economic environment and the resultant decline in the Company’s market capitalization, the Company is in the process of reviewing its goodwill for impairment.

For purposes of impairment testing, goodwill has been assigned to reporting units, which are the Company’s retail operating divisions.  The goodwill impairment test involves a two-step process.  The first step is a comparison of each reporting unit’s fair value to its carrying value.  The Company estimates the fair value of its reporting units based on their discounted cash flows.  If the carrying value of a reporting unit exceeds its estimated fair value in the first step, a second step is performed, in which the reporting unit’s goodwill is written down to its implied fair value.  The second step requires the Company to allocate the fair value of the reporting unit derived in the first step to the fair value of the reporting unit’s net assets, with any fair value in excess of amounts allocated to such net assets representing the implied fair value of goodwill for that reporting unit.  If the carrying value of the goodwill allocated to a reporting unit exceeds its fair value, such goodwill is written down by an amount equal to such excess.

In the first step, the Company initially calculated the fair value of its reporting units by discounting their projected future cash flows to present value using the Company’s estimated weighted average cost of capital as the discount rate and the fair value of each of the Company’s Macy’s reporting units exceeded its carrying value.  However, the reconciliation of the fair value of the Company’s reporting units to the Company’s market capitalization resulted in an implied fair value substantially in excess of its market capitalization.  In order to reconcile the discounted cash flows of the Company’s reporting units to the trading value of the Company’s common stock, the Company applied discount rates higher than the Company’s estimated weighted average cost of capital to the projected cash flows of its reporting units and determined that the carrying value of each of the Company’s reporting units exceeded its fair value at January 31, 2009, which resulted in all of the Company’s reporting units failing the first step of the goodwill impairment test.

The Company is in the beginning stages of the second step of the impairment testing process, which will require, among other things, obtaining third-party appraisals of substantially all of the Company’s tangible and intangible assets.  Due to the complexity of this process, and the need for appraisals and analyses that have not yet been obtained and performed, the Company presently cannot make an accurate estimate of the amount by which the Company’s goodwill was impaired as of January 31, 2009.  However, based solely on the results of the first step of the impairment testing process, the Company preliminarily estimates that the amount of such impairment will ultimately be determined to be between $4.5 billion and $5.5 billion.  The financial statements of the Company included in its Form 10-K for the fiscal year ended January 31, 2009, to be filed with the Securities and Exchange Commission on or before April 1, 2009, will reflect the required reduction in the carrying value of the Company’s goodwill and the related non-cash impairment charge.  This reduction may vary significantly from the preliminarily estimated range set forth above due to a variety of factors that may affect the results of the second step impairment testing process, including inherent uncertainties and subjectivity associated with appraisals and valuations in general.

MACY’S, INC.
Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

	99.1	Press Release of Macy’s dated February 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY’S, INC.

Dated: February 24, 2009	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Executive Vice President, General Counsel and Secretary

Index to Exhibits

Index

Number

99.1                                          Press Release of Macy’s dated February 24, 2009.